EXHIBIT 99(b)

                    PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

                          TO BE HELD DECEMBER 10, 1996

                                in Dallas, Texas

          This proxy is solicited on behalf of the Board of Directors.

The undersigned hereby appoints John S. Schneider and Lewis H. Sandler, or either of them, with full power of substitution in each, proxies (and if the undersigned is a proxy, substitute proxies) to vote all shares of the undersigned in South West Property Trust Inc., at the special meeting of stockholders to be held December 10, 1996, and at any and all adjournments thereof.

IMPORTANT - This Proxy must be signed and dated on the reverse side.

           PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.

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                         SOUTH WEST PROPERTY TRUST INC.
      PLEASE MARK VOTE IN BOX IN THE FOLLOWING MANNER USING DARK INK ONLY.

P     1. Approval of the Amended and Restated Agreement               FOR      AGAINST        ABSTAIN
         and Plan of Merger, dated as of  October 1, 1996,
R        by and among United Dominion Realty Trust, Inc.,
         United Sub, Inc. and South West Property Trust Inc.
O
     2.  In their discretion, on such other matters as may            FOR      AGAINST       ABSTAIN
X        properly come before the Special Meeting or
         any adjournments thereof.
Y
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

                                                         This proxy when
                                                         properly executed will
                                                         be voted in the manner
                                                         directed herein by the
                                                         undersigned stock-
                                                         holder. If no direction
                                                         is made, this Proxy
                                                         will be voted FOR
                                                         Proposals 1 and 2 .

                                                         ----------------------
                                                         Signature

                                                         Dated: __________, 1996

                                                         NOTE:  Please sign name
                                                         exactly as it appears
                                                         on the stock certi-
                                                         ficate.  Only one of
                                                         several joint owners
                                                         need sign. Fiduciaries
                                                         should give full title.